                                                                    Exhibit 99.1

                         SHAREHOLDER VOTING AGREEMENT



     THIS SHAREHOLDER VOTING AGREEMENT, dated as of April 1, 1998, is entered into by and among Security Capital Group Incorporated, a Maryland corporation ("Shareholder"), Security Capital Atlantic Incorporated, a Maryland corporation ("East"), and Security Capital Pacific Trust, a Maryland real estate investment trust ("West").

     WHEREAS, as of the date hereof Shareholder owns beneficially and SC Realty Incorporated, a Nevada corporation and direct wholly owned subsidiary of Shareholder ("Record Holder"), owns of record, 30,687,072 shares of beneficial interest, $1.00 par value per share ("West Common Stock"), of West (all such shares and any shares of West Common Stock that hereafter become beneficially owned by the Shareholder, through Record Holder or otherwise, prior to the termination of this Agreement being referred to herein as the "West Shares"), representing 32.9% of the issued and outstanding shares of West Common Stock as of the date hereof;

     WHEREAS, as of the date hereof Shareholder owns beneficially and Record Holder owns of record 23,853,210 shares of common stock, $0.01 par value per share ("East Common Stock"), of East (all such shares and any shares of East Common Stock that hereafter become beneficially owned by the Shareholder, through Record Holder or otherwise, prior to the termination of this Agreement being referred to herein as the "East Shares" and collectively with the West Shares, the "Shares"), representing 49.9% of the issued and outstanding shares of East Common Stock as of the date hereof;

     WHEREAS, concurrently herewith, West and East are entering into an Agreement and Plan of Merger (as such Agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, East will merge with and into West (the "Merger"); and

     WHEREAS, as a condition to the willingness of East and West to enter into the Merger Agreement, each of East and West has requested that Shareholder agree, and, in order induce East and West to enter into the Merger Agreement, Shareholder has agreed, to the matters addressed herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

     Section 1.01. TRANSFER OF SHARES. Subject to the terms and conditions of this Agreement, until the close of business on the date of the later to occur of the special meetings of shareholders of East and West called to consider and vote upon the Merger (including any adjournments thereof, the "Special Meetings") and except as otherwise provided herein, Shareholder will not, and will cause Record Holder and any other record holder of Shares not to, (a) sell or otherwise dispose of any of the Shares (provided that the foregoing shall not preclude a pledge of Shares as security with respect to a bona fide loan from a financial institution), (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement (other than this Agreement) with respect to any of the Shares or grant any proxy with respect thereto, or (c) enter into any contact, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any of the Shares.

     Section 1.02. VOTING OF SHARES; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Shareholder will vote all of the East Shares and West Shares, as the case may be, that it owns of record on the respective record dates for voting at the Special Meetings (or will execute written consents with respect to such Shares) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any East Alternative Proposal or West Alternative Proposal (each as defined in the Merger Agreement), and (iii) in favor of any other matter necessary to the consummation of the Merger and the other transactions contemplated by the Merger Agreement and considered and voted upon at a Special Meeting (or as to which written consents are solicited). Shareholder will cause any East Shares and West Shares, as the case may be, owned by it beneficially, but not of record, on the respective record dates for voting at the Special Meetings (or will cause written consents to be executed with respect to such Shares) to be voted in accordance with the foregoing. Shareholder acknowledges receipt and review of a copy of the Merger Agreement prior to the execution thereof and hereof.

     Section 1.03. NO SOLICITATION. Subject to the terms and conditions of this Agreement, prior to the Effective Time (as defined in the Merger Agreement), (a) Shareholder shall not, and shall not permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, (i) initiate, solicit, or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to East's or West's shareholders) with respect to an East Alternative Proposal or a West Alternative Proposal or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an East Alternative Proposal or a West Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an East Alternative Proposal or a West Alternative Proposal; and (b) Shareholder will notify East and West immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it, and East or West, as the case may be, will notify Shareholder immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that the foregoing shall not prevent any discussions or other communications between or among Shareholder, West, and East.

     Section 1.04. TERMINATION OF CERTAIN RESTRICTIONS IN CERTAIN EVENTS. If the East Board validly exercises any of its rights under the clauses (i) through
(iv) of the first proviso to Section 5.4(a) of the Merger Agreement, Shareholder shall be relieved of the prohibition set forth in clause (a)(ii) of Section 1.03 of this Agreement with respect to, but only with respect to, the particular East Alternative Proposal and third party making it that gives rise to the East Board exercising such rights and only for so long as the East Board continues to exercise such rights. If the West Board validly exercises any of its rights under clauses (i) through (iv) of the first proviso to Section 5.4(b) of the Merger Agreement, Shareholder shall be relieved of the prohibition set forth in clause (a)(ii) of Section 1.03 of this Agreement with respect to, but only with respect to, the particular West Alternative Proposal and third party making it that gives rise to the West Board exercising such rights and only for so long as the West Board continues to exercise such rights.

     Section 1.05. TERMINATION OF CERTAIN AGREEMENTS. As of the Effective Time (as defined in the Merger Agreement), that certain Amended and Restated Investor Agreement dated September 9, 1997 between Shareholder and East and that certain Administrative Services Agreement dated September 9, 1997 between Shareholder and East shall terminate automatically, without any action being required by Shareholder or East. Neither Shareholder nor East shall thereafter have any further obligation under either such agreement, except for any payment obligation of either party accrued under the Administrative Services Agreement immediately prior to the Effective Time. The limitation upon aggregate fees for services set forth in Section 1.4 of that certain Administrative Services Agreement dated September 9, 1997 between Shareholder and West shall be increased as agreed upon between Shareholder and West.


                                   ARTICLE II

     Section 2.01. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          If to East, to:
               Security Capital Atlantic Incorporated
               Six Piedmont Center, Suite 600
               Atlanta, Georgia 30305
               Attention: Constance B. Moore
               Fax: 404-233-2379

               and to:

               Sherman & Sterling
               599 Lexington Avenue
               New York, New York  10022
               Attention:  Peter D. Lyons
               Fax:  (212) 848-7179

          If to West, to:
               Security Capital Pacific Trust
               7670 South Chester Street
               Englewood, Colorado 80112
               Attention: R. Scot Sellers
               Fax: 303-858-0021

               and to:

               Munger, Tolles & Olson LLP
               355 South Grand Avenue, 35th Floor
               Los Angeles, California  90071
               Attention:  R. Gregory Morgan
               Fax:  (213) 687-3702

          If to Shareholder, to:

               Security Capital Group Incorporated
               125 Lincoln Avenue, Suite 300
               Santa Fe, New Mexico 87501
               Attention:  Jeffrey A. Klopf
               Fax: 505-988-8920

          and with a copy of all notices to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois 60603
               Attention:  Edward J. Schneidman
               Fax:  (312) 701-7711

     Section 2.02. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 2.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforce, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 2.04. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     Section 2.05. CERTAIN EVENTS. Shareholder agrees that this Agreement and the obligations hereunder shall attach to each of Shareholder's Shares and shall be binding upon any person to which legal or beneficial ownership (as such term is applied under Rule 13d-3 of the Exchange Act) of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

     Section 2.06. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

     Section 2.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 2.08. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damages would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 2.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to principles of conflicts of laws.

     Section 2.10. COUNTERPARTS. This Agreement may be executed by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but both of which, taken together, shall constitute one and the same agreement.

     Section 2.11. TERMINATION. This Agreement shall terminate automatically and immediately upon the earlier of (a) termination of the Merger Agreement in accordance with the terms of Article 8 thereof and (b) the consummation of the Merger.

     Section 2.12. DEFINITIONS. Any capitalized terms used in this Agreement that are not otherwise defined herein has the meaning given to it in the Merger Agreement.

     Section 2.13. LIMITATION OF LIABILITY. Any obligation or liability whatsoever of East or West which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, only out of East's or West's assets respectively. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

     Section 2.14. NO PRESUMPTION AGAINST DRAFTER. Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective, duly authorized officers, as of the date first above written.

                         Security Capital Atlantic Incorporated



                         By:  /s/ Constance B. Moore
                             --------------------------------------
                              Name:   Constance B. Moore
                              Title:  Co-Chairman and Chief Operating
                                      Officer


                         Security Capital Pacific Trust



                         By:  /s/ R. Scot Sellers
                             --------------------------------------
                              Name:   R. Scot Sellers
                              Title:  Chief Executive Officer and
                                      President



                         Security Capital Group Incorporated



                         By:   /s/ Jeffrey A. Klopf
                             --------------------------------------
                              Name:   Jeffrey A. Klopf
                              Title:  Senior Vice President and Secretary